     As filed with the Securities and Exchange Commission on July 25, 2001
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)
               Delaware                             13-4053502
       (State of incorporation)          (I.R.S. Employer Identification
                                                     Number)
                               810 Seventh Avenue
                            New York, New York 10019
                                 (917) 286-2300
   (Address and telephone number of Registrant's principal executive offices)

                               Michael S. Willner
                     President and Chief Executive Officer
                      Insight Communications Company, Inc.
                               810 Seventh Avenue
                            New York, New York 10019
                                 (917) 286-2300
           (Name, address and telephone number of agent for service)
                  Copies of all communications and notices to:

                               Robert L. Winikoff
                                 Ira I. Roxland
                         Sonnenschein Nath & Rosenthal
                    1221 Avenue of the Americas, 24th Floor
                            New York, NY 10020-1089
                              Tel: (212) 768-6700
                              Fax: (212) 768-6800

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                              Proposed Maximum
           Title of Each Class of                Aggregate        Amount of
       Securities To Be Registered (1)         Offering Price  Registration Fee
-------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value.......      (2) (3)            (3)
-------------------------------------------------------------------------------
Preferred Stock, $0.01 par value............      (2) (3)            (3)
-------------------------------------------------------------------------------
Debt Securities.............................      (2) (3)            (3)
-------------------------------------------------------------------------------
Warrants to purchase Class A Common Stock,
 Preferred Stock or
 Debt Securities............................      (2) (3)            (3)
-------------------------------------------------------------------------------
Subscription Rights to purchase Class A
 Common Stock,
 Preferred Stock or Debt Securities.........      (2) (3)            (3)
-------------------------------------------------------------------------------
  Total.....................................    $500,000,000       $125,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) There are also being registered hereunder an indeterminate number of shares of Class A Common Stock, shares of Preferred Stock and Debt Securities as may be issued from time to time at indeterminate prices upon conversion or exchange of any Preferred Stock or Debt Securities registered hereunder and upon exercise of any Warrants or Subscription Rights registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o).
(3) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3.
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
   Pursuant to Rule 429, promulgated under the Securities Act of 1933, the Prospectus forming a part of this Registration Statement also relates to those securities of Insight Communications Company, Inc. initially included in its Registration Statement on Form S-3 (File No. 333-58296), declared effective on June 19, 2001.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                      Subject to Completion--July 25, 2001

Prospectus                                                                [Logo]

                      Insight Communications Company, Inc.

                              Class A Common Stock
                                Preferred Stock
                                Debt Securities
                                    Warrants
                              Subscription Rights

                                 ------------

  This prospectus relates to our offer and sale from time to time of shares of our Class A common stock, shares of our preferred stock in one or more series, our debt securities, which may consist of notes, debentures or other types of debt, warrants to purchase our Class A common stock, preferred stock or debt securities and rights to purchase our Class A common stock, preferred stock or debt securities, in such amounts as shall result in an aggregate initial offering price for all securities of $1.0 billion.

  We will provide specific terms of the securities offered pursuant to this prospectus in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

  Our Class A common stock is quoted on The Nasdaq National Market under the
symbol "ICCI." On July   , 2001, the last reported sale price on The Nasdaq
National Market for our Class A common stock was $    .

  This investment involves risks. See "Risk Factors" on page 3.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                     [Date]

                               Table of Contents

                              Page
                              ----
Summary.....................    1
Risk Factors................    3
Forward Looking Statements..    3
Use of Proceeds.............    3
Description of Securities...    4
Plan of Distribution........   16

                                    Page
                                    ----
Legal Matters......................  18
Experts............................  18
Where You Can Find More
 Information.......................  18
About This Prospectus..............  19
Incorporation of Certain Documents
 by Reference......................  19

                                    SUMMARY

   The following summary does not contain all the information that may be important to you in making a decision to purchase the securities offered pursuant to this prospectus. For a more complete understanding of us and the securities offered pursuant to this prospectus, we encourage you to read the entire prospectus, the prospectus supplement and the documents incorporated by reference.

                                    Overview

   We are the ninth largest cable television system operator in the United States based on customers served. We currently serve approximately 1.4 million customers, 99% of which are concentrated in the four contiguous states of Indiana, Kentucky, Illinois and Ohio. In addition to its geographic concentration, our communications network is tightly-grouped, or "clustered," with approximately 95% of our customers served from thirteen headends after giving effect to the network upgrades expected to be substantially completed during 2001. As a result, the amount of capital necessary to deploy new and enhanced products and services is significantly reduced on a per home basis because of the large number of customers served by a single headened. A headend processes signals received for distribution to customers over our network. Clustering enables us to efficiently deploy a bundled suite of entertainment, information and communications services. This combination of geographic concentration and clustering has enabled us to offer, under the Insight Digital brand, a complete bundle of interactive digital video, high-speed data access and telephone services. We are a public company and our Class A common stock is listed on The Nasdaq National Market under the symbol "ICCI." Our experienced senior management team and members of their families own, in the aggregate, over 15% of our common stock.

   Insight Midwest, L.P. is a partnership owned 50% by us and 50% by an indirect subsidiary of AT&T Broadband, LLC, which is a subsidiary of AT&T Corp. Insight Midwest owns systems serving approximately 1.3 million of our customers. Our 50% interest in Insight Midwest constitutes substantially all of our operating assets. We serve as the manager of all of Insight Midwest's systems. We also manage additional systems in Indiana and Kentucky owned by an affiliate of AT&T Broadband serving approximately 121,200 customers for which we receive a management fee equal to 3% of the gross revenues of those systems.

   As a result of our upgrade efforts, as of the end of 2000, we estimate that 94% of our customers (other than those served by our newly acquired Illinois systems) were passed by our upgraded network, which enables delivery of an advanced suite of entertainment, information and communications services, including our interactive digital video, high-speed data access and telephone services. Upon completion of our planned network upgrades during 2001, over 99% of our customers (other than customers served by the recently acquired Illinois systems) will be served by the upgraded network. We expect that the upgrade of the new Illinois systems will be completed during 2002.

   To facilitate delivery of telephone services, we have entered into a ten-year agreement with AT&T Broadband that will allow Insight Midwest to deliver to our customers local telephone service under the AT&T Digital brand. Under the terms of the agreement, Insight Midwest will lease for a fee certain capacity on our network to AT&T Broadband. Insight Midwest will provide certain services and support for which it will receive additional payments. The capital required to deploy telephone services over our networks will be shared, with AT&T Broadband responsible for switching and transport facilities. We believe that we will be able to achieve higher penetration levels by marketing our telephone services under the AT&T brand and leveraging AT&T's telephone expertise with our strong local presence and established customer relationships.

   Recognizing the opportunities presented by newly available products and services, the strength of our market characteristics and favorable changes in the regulatory environment, we deployed a strategy to become a competitive, full service provider of entertainment, information and communications services for the communities served by our networks. We intend to capitalize on our highly clustered cable television systems to economically upgrade the technological capabilities of our broadband networks in order to deploy enhanced new services.

   We believe that an integrated package of existing multi-channel video, new and enhanced products and services, such as interactive digital video, including video-on-demand or near video-on-demand, high-speed Internet access and telephone services, coupled with our commitment to locally focused customer service, will enhance our ability to acquire and retain customers in a competitive environment while increasing revenues per customer. To augment this growth, we will continue to seek strategic acquisitions that fit our clustering and operating strategy.

   We have had a history of generating significant operating losses and net losses and expect to continue to do so for the foreseeable future, primarily as a result of depreciation and amortization expenses associated with our acquisitions and capital expenditures related to construction and upgrading of our systems, and interest costs on borrowed money. In addition, we have a substantial amount of debt, which could have important consequences to you.

   Our principal offices are located at 810 Seventh Avenue, New York, New York 10019, and our telephone number is (917) 286-2300.

                                  RISK FACTORS

   We are incorporating by this reference the section entitled "Risk Factors" which is set forth in Item 7 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000.

                           FORWARD-LOOKING STATEMENTS

   Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

  .  discuss our future expectations;

  . contain projections of our future results of operations or of our financial condition; or

  .  state other "forward-looking" information.

   We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in the documents incorporated by reference, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                USE OF PROCEEDS

   Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus will be added to our general funds and used for general corporate purposes, including, among other things, additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures, joint ventures and/or strategic acquisitions. We continually evaluate potential acquisition candidates and intend to continue to pursue value-enhancing transactions in support of our acquisition strategy, but have not reached any agreements, commitments or understandings for any future acquisitions other than those arrangements, if any, as described in the prospectus supplement and the documents incorporated by reference. There can be no assurance that any additional acquisitions will be identified or completed.

                           DESCRIPTION OF SECURITIES

Capital Stock

 General

   Our authorized capitalization consists of 300,000,000 shares of Class A common stock, par value $.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. As of April 30, 2001, 49,986,880 shares of Class A common stock and 10,196,350 shares of Class B common stock were outstanding. No shares of preferred stock were outstanding.

 Common Stock

   The rights of the holders of Class A and Class B common stock are substantially identical in all respects, except for their voting rights. Only members of our management and certain permitted transferees, as defined in our certificate of incorporation, may hold Class B common stock. Our agreement with Vestar Capital Partners III, L.P. further restricts eligible holders of Class B common stock. The Vestar agreement terminates at such time as Vestar's shares constitute less than 10% of the shares they held on July 26, 1999. Under our agreement with Vestar, we have agreed to issue additional shares of Class B common stock only to senior executives under an option plan, provided that the maximum number of shares that may be issued does not exceed 6% of the fully-diluted outstanding common stock and that the exercise price of the options are at fair market value. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to our certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. Our certificate of incorporation does not provide for cumulative voting for the election of our directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors.

   Subject to the dividend rights of holders of preferred stock, holders of both classes of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of common stock are entitled to receive on a pro rata basis any assets remaining available for distribution after payment of our liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of Class A and Class B common stock have no conversion or redemption provisions or preemptive or other subscription rights, except that in the event any shares of Class B common stock held by a member of the management group are transferred outside the management group, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis.

 Preferred Stock

   The applicable prospectus supplement will describe the specific terms of any particular series of preferred stock for which this prospectus is being delivered.

   Our certificate of incorporation authorizes the issuance of 100,000,000 shares of blank check preferred stock having rights senior to our common stock. Our board of directors is authorized, without further stockholder approval, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

   The issuance of preferred stock may have the effect of delaying or preventing a change of control of our company. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the voting power or other rights of the holders of common stock.

Debt Securities

   The following description sets forth general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the particular terms and provisions of the series of debt securities offered by a prospectus supplement, and the extent to which such general terms and provisions described below may apply thereto, in the prospectus supplement relating to such series of debt securities.

   The senior debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between Insight Communications Company, Inc. ("Insight"), and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between Insight and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinated debt securities as the subordinated indenture and we will refer to the trustee under that indenture as the subordinated trustee. This summary of certain terms and provisions of the debt securities and the indentures is not necessarily complete, and we refer you to the copies of the forms of the indentures which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act. Whenever we refer to particular defined terms of the indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

 General

   The debt securities will be issuable in one or more series pursuant to an indenture supplemental to the applicable indenture or a resolution of Insight's board of directors or a committee of the board. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank pari passu in right of payment with all of Insight's other senior unsecured obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and the supplemental indenture relating to that debt. Except as otherwise provided in a prospectus supplement, the indentures do not limit the incurrence or issuance of other secured or unsecured debt of Insight, whether under the indentures, any other indenture that Insight may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

   The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

  . the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

  .  any limit upon the aggregate principal amount of the debt securities;

  . the date or dates on which the principal of the debt securities is payable or the method of that determination or the right, if any, of Insight to defer payment of principal;

  . the rate or rates, if any, at which the debt securities will bear interest (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and the right, if any, of Insight to defer any interest payment;

  . the place or places where, subject to the terms of the indenture as described below under the caption "--Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the indenture as described below under the caption "--Denominations, Registration and Transfer," Insight will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Insight in respect of the debt securities and the indenture may be made;

  . any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the option of Insight pursuant to any sinking fund or otherwise;

  . the obligation, if any, of Insight to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units, in which and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  . the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

  . if other than in U.S. Dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

  . any additions, modifications or deletions in the events of default or covenants of Insight specified in the indenture with respect to the debt securities;

  . if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

  . any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  . any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

  . subject to the terms described under "--Global Debt Securities," whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

  .  the appointment of any trustee, registrar, paying agent or agents;

  . the terms and conditions of any obligation or right of Insight or a holder to convert or exchange debt securities into preferred securities or other securities;

  . whether the defeasance and covenant defeasance provisions described under the caption "--Satisfaction and Discharge; Defeasance" will be inapplicable or modified;

  . any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities; and

  . any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

   A supplemental indenture may change any of the terms of these notes.

   We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe material U.S. federal income tax consequences and special considerations applicable to the debt securities in the applicable prospectus supplement.

   If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

   If any index is used to determine the amount of payments of principal, premium if any, or interest on any series of debt securities, we will describe the material U.S. federal income tax, accounting and other considerations applicable thereto in the applicable prospectus supplement.

 Denominations, Registration and Transfer

   Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date, stated maturity and bearing the same interest rate.

   Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by Insight for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Insight will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by Insight with respect to any series, Insight may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Insight maintains a transfer agent in each place of payment for the series. Insight may at any time designate additional transfer agents with respect to any series of debt securities.

   In the event of any redemption, neither Insight nor the trustee will be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  . transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

 Global Debt Securities

   Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor.

   The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. Insight anticipates that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global debt security, and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by Insight if the debt securities are offered and sold directly by Insight. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

   So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form and will not be considered the owners or holders of them under the indenture.

   Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of Insight, or the trustee, any paying agent, or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   Insight expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. Insight also expects that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants.

   Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Insight within 90 days, Insight will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. In addition, unless otherwise specified in the applicable prospectus supplement, Insight may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global debt securities and, in such event will issue individual debt securities of the series in exchange for such global debt securities. Further, if Insight so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to Insight, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by Insight, of $1,000 and integral multiples thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

 Payment and Paying Agents

   Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee in New York or at the office of such paying agent or paying agents as Insight may designate from time to time in the applicable prospectus supplement, except that at the option of Insight payment of any interest may be made:

  . except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

  . by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. Insight may at any time designate additional paying agents or rescind the designation of any paying agent; however, Insight will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

   Any moneys deposited with the trustee or any paying agent, or held by Insight in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at the request of Insight, be repaid to Insight or released from such trust as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to Insight for payment.

 Option to Defer Interest Payments or to Pay-in-Kind

   If provided in the applicable prospectus supplement, Insight will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, Insight will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

 Subordination

   Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to all senior indebtedness of Insight. If:

  . Insight defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  . an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Insight by the holders of senior indebtedness, then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

   Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that in the event of:

  . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Insight, its creditors or its property;

  . any proceeding for the liquidation, dissolution or other winding-up of Insight, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  .  any assignment by Insight for the benefit of creditors; or

  .  any other marshaling of the assets of Insight;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by Insight on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of Insight or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described in "-- Satisfaction and Discharge; Defeasance" below, which would otherwise but for the subordination provisions be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Insight being subordinated to the payment of subordinated debt securities will be paid or delivered directly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on the part of Insight.

   The term "senior indebtedness" is defined as the principal, premium, if any, and interest on:

  . all indebtedness of Insight, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  . any indebtedness of others of the kinds described in the first bullet point above for the payment of which Insight is responsible or liable as guarantor or otherwise; and

  . amendments, renewals, extensions and refundings of any such indebtedness;

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

   Except as provided in the applicable prospectus supplement, the subordinated indenture for a series of subordinated debt does not limit the aggregate amount of senior indebtedness that may be issued by Insight. As of March 31, 2001, senior indebtedness of Insight aggregated approximately $2.5 billion. In addition, because Insight is a holding company, the subordinated debt securities are effectively subordinated to all existing and future liabilities of Insight's subsidiaries.

 Modification of Indentures

   From time to time, Insight and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including:

  . to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture;

  . to qualify, or maintain the qualification of, the indentures under the Trust Indenture Act; and

  . to make any change that does not materially adversely affect the interests of any holder of such series of debt securities.

   In addition, under the indentures, Insight and the trustee may modify some rights, covenants and obligations of Insight and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no extension of the maturity of any series of debt securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of the series of debt securities, other modification in the terms of payment of the principal of, or interest on, the series of debt securities, or reduction of the percentage required for modification, will be effective against any holder of the series of outstanding debt securities without the holder's consent.

   In addition, Insight and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

 Events of Default

   The indentures provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an "event of default" with respect to that series of debt securities:

  . failure for 60 days to pay any interest or any sinking fund payment on the series of debt securities when due (subject to the deferral of any due date in the case of an extension period);

  . failure to pay any principal or premium, if any, on the series of the debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

  . failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice has been given to Insight from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

  . default resulting in acceleration of other indebtedness of Insight for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 30 days after the written notice thereof to Insight by the trustee or to Insight and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or

  .  certain events of bankruptcy, insolvency or reorganization of Insight.

   The holders of a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series.

   The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of the holders of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision which under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. Insight is required to file annually with the trustees a certificate as to whether or not Insight is in compliance with all the conditions and covenants applicable to it under the indentures.

   In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of and the interest on the debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

   No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonably indemnity to the trustee of the series to institute the proceeding as a trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal or interest on the debt security on or after the respective due dates expressed in the debt security.

 Consolidation, Merger; Sale of Assets and Other Transactions

   Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that Insight will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless:

  . either Insight is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and the successor or purchaser expressly assumes Insight's obligations on the debt securities under a supplemental indenture; and

  . immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

   Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Insight that may adversely affect holders of the debt securities.

 Satisfaction and Discharge; Defeasance

   The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

  .  have become due and payable, or

  .  will become due and payable at their stated maturity within one year,

and Insight deposits or causes to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect (except as to Insight's obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described therein), and Insight will be deemed to have satisfied and discharged the indenture.

   The indentures provide that Insight may elect either:

  . to terminate, and be deemed to have satisfied, all its obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to compensate and indemnify the trustee ("defeasance"); or

  . to be released from its obligations with respect to certain covenants ("covenant defeasance") upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on and any other amounts payable in respect of the outstanding debt securities of the series.

   Such a trust may be established only if, among other things, Insight has delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

 Redemption

   Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund requirements.

   Unless otherwise indicated in the applicable prospectus supplement, Insight may, at its option, redeem the debt securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption, and debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If the debt securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe the conditions.

   Insight will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at the holder's registered address. Unless Insight defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on the debt securities or portions thereof called for redemption.

 Conversion or Exchange

   If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Insight, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

 Certain Covenants

   The indentures contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. If and to the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

 Governing Law

   The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

 Information Concerning the Trustees

   Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. Each trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Warrants

   We may issue warrants to purchase our Class A common stock, preferred stock or debt securities. These warrants may be issued independently or together with any other security offered hereby. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the specific terms of any warrants for which we are delivering pursuant to this prospectus, including the aggregate number of such warrants, the issue price or prices of the warrants, the designation and terms of the underlying Class A common stock, preferred stock or debt securities, the exercise date and expiration date for such warrants and any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

   We may issue to our stockholders rights to purchase our Class A common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any securities remaining unsubscribed for after the rights offering.

   The applicable prospectus supplement will describe the specific terms of any rights offering for which this prospectus is being delivered, including the following:

  .  the exercise price for the rights;

  .  the number of rights issued to each stockholder;

  .  the extent to which the rights are transferable;

  . any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

  . the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

  . the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

  . if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

Limitations on Liability

   As permitted by Delaware law, our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption; or

  . for any transaction from which the director derives an improper personal benefit.

   As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers, and, to the extent authorized by the board of directors in its sole and absolute discretion, employees and agents, to the fullest extent authorized by, and subject to the conditions set forth in Delaware law, except that we will indemnify a director or officer in connection with a proceeding or part thereof, initiated by such person, only if the proceeding or part thereof was authorized by our board of directors. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid the expenses, including attorneys' fees, in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses, including attorneys' fees, incurred by a director, officer, employee or agent in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

   Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not we would have the power to indemnify the person against such liability under the provisions of Delaware law.

Delaware Anti-Takeover Law

   We are subject to the provisions of Section 203 of Delaware law. Section 203 prohibits publicly held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . prior to the business combination our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of our outstanding voting stock at the time such transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by our officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

   A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for our securities.

Transfer Agent and Registrar

   The transfer agent and registrar for our Class A common stock is The Bank of New York, a New York banking corporation.

                              PLAN OF DISTRIBUTION

   We may sell any of the securities offered pursuant to this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers. The prospectus supplement with respect to any securities offered pursuant to this prospectus will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents; the purchase price of the securities offered pursuant to this prospectus and the proceeds to us from such offering; and any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

   The distribution of the securities offered pursuant to this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase securities offered pursuant to this prospectus may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities offered pursuant to this prospectus will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities offered pursuant to this prospectus so offered and sold.

   If securities offered pursuant to this prospectus are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. If underwriters are used in the sale of the securities offered pursuant to this prospectus in respect of which this prospectus is delivered, the securities offered pursuant to this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities offered pursuant to this prospectus may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are used in the sale of the securities offered pursuant to this prospectus, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of securities offered pursuant to this prospectus will be obligated to purchase all such securities of a series if any are purchased.

   If a dealer is used in the sales of the securities offered pursuant to this prospectus in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities offered pursuant to this prospectus so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase securities offered pursuant to this prospectus may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us against certain liabilities, including liabilities under the Securities Act.

   Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase securities offered pursuant to this prospectus from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of securities offered pursuant to this prospectus pursuant to any such delayed delivery contracts accepted by us.

                                 LEGAL MATTERS

   The validity of the securities covered by this prospectus will be passed upon by Sonnenschein Nath & Rosenthal, New York, New York prior to the issuance of such securities.

                                    EXPERTS

   The consolidated financial statements of Insight Communications Company, Inc. appearing in Insight Communications Company, Inc.'s Annual Report (Form 10-K/A-3) for the year ended December 31, 2000 and the financial statements of Insight Communications of Central Ohio, LLC appearing in Insight Communications Company, Inc.'s Current Report on Form 8-K/A-1 dated January 5, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

   The combined financial statements of the AT&T Insight Midwest Systems as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and for the period from March 31, 1999 to December 31, 1999 ("New Insight") and for the period from January 1, 1999 to February 28, 1999 ("Old Insight"), have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The KPMG LLP report dated October 11, 2000 contains an explanatory paragraph that states that effective March 9, 1999, AT&T Corp., the owner of the assets comprising New Insight, acquired Tele-Communications, Inc., the owner of the assets comprising Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for period before the acquisition and, therefore, is not comparable.

   The consolidated financial statements of InterMedia Capital Partners VI, L.P., as of September 30, 1999 and December 31, 1998 and for the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) to December 31, 1998 incorporated in this prospectus by reference to Amendment No. 1 to the Current Report on Form 8-K of Insight Communications Company, Inc. dated January 5, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a registration statement on Form S-3 with the SEC relating to the securities offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   For further information with respect to us and the securities offered pursuant to this prospectus, we refer you to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's website at the following address: http://www.sec.gov.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities offered pursuant to this prospectus in one or more offerings up to a total dollar amount of $1.0 billion. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of these documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

  .  our Annual Report on Form 10-K for the year ended December 31, 2000;

  . Amendment No. 1, Amendment No. 2 and Amendment No. 3 to our Annual Report on Form 10-K for the year ended December 31, 2000;

  .  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  . Amendment No. 1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  . our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on January 22, 2001;

  . the Amendment to our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on March 23, 2001;

  . our Current Report on Form 8-K, dated February 1, 2001, filed with the SEC on February 12, 2001;

  . Item 5 and Item 7 of our Current Report on Form 8-K, dated January 26, 2001, filed with the SEC on January 29, 2001;

  . Item 5 and Item 7 of our Current Report on Form 8-K, dated June 13, 2001, filed with the SEC on June 13, 2001; and

  . the description of our Class A common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

    Insight Communications Company, Inc.
    810 Seventh Avenue
    New York, New York 10019
    (917) 286-2300

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this Registration Statement:

      Filing Fee...................................................... $125,000
      Legal Fees and Expenses.........................................   25,000
      Accounting Fees and Expenses....................................   15,000
      Printing Expenses...............................................   10,000
      Miscellaneous Expenses..........................................   45,000
                                                                       --------
        Total......................................................... $220,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

   The Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

   The Registrant maintains policies of insurance under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits and Financial Statement Schedules

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  4.1    Restated Certificate of Incorporation of Registrant (1)

  4.2    Bylaws of Registrant (1)

  4.3 Form of certificate evidencing shares of Class A common stock of Registrant (1)

  4.4    Form of Senior Debt Indenture between Registrant and the trustee (2)

  4.5    Form of Subordinated Debt Indenture between Registrant and the trustee
         (2)

  5.1    Opinion of Sonnenschein Nath & Rosenthal

 23.1    Consent of Ernst & Young LLP

 23.2    Consent of KPMG LLP

 23.3    Consent of PricewaterhouseCoopers LLP

 23.4 Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1)

 24.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement)

 25.1    Form T-1 Statement of Eligibility of Trustee

--------
(1) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-78293) of Registrant and incorporated herein by reference.
(2) Filed as an exhibit to the Registration Statement on Form S-3 (File No. 333-58296) of Registrant and incorporated herein by reference.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 24, 2001.

                                          Insight Communications Company, Inc.

                                                          /s/ Michael S. Willner
                                                 By: _______________________________________
                                                             Michael S. Willner
                                                    President and Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Michael S. Willner and Kim
D. Kelly, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

           /s/ Sidney R. Knafel             Chairman of the Board        July 24, 2001
___________________________________________
             Sidney R. Knafel

          /s/ Michael S. Willner            President, Chief Executive   July 24, 2001
___________________________________________  Officer and Director
            Michael S. Willner               (Principal Executive
                                             Officer )

             /s/ Kim D. Kelly               Executive Vice President,    July 24, 2001
___________________________________________  Chief Financial and
               Kim D. Kelly                  Operating Officer and
                                             Director (Principal
                                             Financial and Accounting
                                             Officer)

           /s/ Thomas L. Kempner            Director                     July 24, 2001
___________________________________________
            Thomas L. Kempner

                                            Director
___________________________________________
             James S. Marcus

          /s/ Prakash A. Melwani            Director                     July 24, 2001
___________________________________________
            Prakash A. Melwani

          /s/ Daniel S. O'Connell           Director                     July 24, 2001
___________________________________________
            Daniel S. O'Connell